                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                        COMPLETE BUSINESS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)
                      ------------------------------------


     MICHIGAN                                         38-2606945
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification Number)

                           32605 West Twelve Mile Road
                                    Suite 250
                        Farmington Hills, Michigan 48334
               (Address of Principal Executive Offices) (Zip Code)

                        COMPLETE BUSINESS SOLUTIONS, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)
                       -----------------------------------
                              Rajendra B. Vattikuti
                      President and Chief Executive Officer
                           32605 West Twelve Mile Road
                                    Suite 250
                        Farmington Hills, Michigan 48334
                                 (248) 488-2088
 (Name, address and telephone number, including area code, of agent for services)
                        ---------------------------------
                                    Copy to:
                            Arthur Dudley, II., Esq.
                                   Butzel Long
                           150 W. Jefferson, Ste. 900
                          Detroit, Michigan 48226-4430
                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

Title of Securities        Amount           Proposed Maximum           Proposed                  Amount of
to be                      to be            Offering Price             Aggregate                 Registration
Registered                 Registered       Per Share (1)              Offering Price (1)        Fee(1)
Common Stock
(no par value) to          4,000,000         $27.56                     $110,240,000              $32,538
be issued upon exercise
of options granted under
the 1996 Stock Option Plan

(1) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 16, 1998.

         The contents of the Registration Statement on Form S-8 (Registration No. 333-35316) filed by Complete Business Solutions, Inc. (the "Company") with the Securities and Exchange Commission on September 11, 1997 to register Common Stock to be issued pursuant to the Complete Business Solutions, Inc. 1996 Stock Option Plan (the "Stock Option Plan") are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Stock Option Plan by 4,000,000 shares.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given, as requested, to plan participants in the Complete Business Solutions, Inc. 1996 Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents subsequently filed by Complete Business Solutions, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Registration Statement on Form S-4 (Commission File No. 333-56355) that contains audited financial statements for the Company's latest fiscal year for which such statement has been filed.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (Commission File No. 0-22141).

         (c) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-22141).

         (d) The Company's Registration Statement on Form S-8 (Commission File No. 333-35316).

         (e) The description of the Company's Common Stock which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on February 14, 1997 (Commission File No. 0-22141), including any amendment or report filed for the purpose of updating such description; and

         (f) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") , prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.

         The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.


Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 561 and 562 of the Michigan Business Corporation Act authorize a corporation to indemnify directors and officers against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement if the person acted in good faith and in a manner reasonably believed to be in or not opposed to, the best-interest of the corporation or its shareholders, and with respect to a criminal proceeding if the person had no reasonable cause to believe his or her conduct was unlawful.

         The Company's Bylaws require the Company to indemnify, to the full extent permitted by law, every person who was or is a party, or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including actions by or in the right of the Corporation by reason of the fact that they are a person who is or was a director, officer, partner, trustee, employee or agent of the Company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, serving or having served at the request of the Company as a director or officer of another corporation in which the Company owns shares of capital stock, or of which it is a creditor. Expenses that are subject to indemnification include attorneys' fees, judgments, penalties, fines and amounts paid in settlement incurred in connection with the action, suit or proceeding. The right to indemnification is recognized by the Corporation as a contract right.

         If a claim is made by a party and not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant can at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. However, it shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the claimant for the amount claimed.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

Exhibit
Number                                Description
---------                             ------------

4.1 The Company's Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration Statement No. 333-18413)).

4.2 The Company's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration Statement No. 333-36355)).

5.1 Opinion of Butzel Long as to the legality of the securities being offered.

10.1               Complete Business Solutions, Inc. Amended 1996 Stock Option
                   Plan.

23.1 Consent of Arthur Andersen LLP, independent public accountants.

23.2               Consent of Coopers & Lybrand L.L.P.

23.3               Consent of Deloitte & Touche LLP.

23.4               Consent of Butzel Long (included in Exhibit 5.1).

24.1               Power of Attorney (see page II-5).
----------------------------------------------------------------------------

Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                      arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

 Provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan on June 29,
1998.


                        COMPLETE BUSINESS SOLUTIONS, INC.

                        /s/ Rajendra B. Vattikuti
                        ---------------------------------
                        By:     Rajendra B. Vattikuti
                        President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Complete Business Solutions, Inc. hereby severally constitute and appoint Rajendra B. Vattikuti and Timothy S. Manney and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Complete Business Solutions, Inc. to comply with the provisions of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
/s/ Rajendra B. Vattikuti           President, Chief Executive                  June 29, 1998
----------------------------        Officer and Director
Rajendra B. Vattikuti               (Principal Executive Officer)

/s/ Timothy S. Manney               Executive Vice President                    June 29, 1998
----------------------------        Of Finance and Administration
Timothy S. Manney                   Treasurer and Director
                                    (Principal Financial and
                                    Accounting Officer)

/s/ Frank D. Stella                 Director                                    June 29, 1998
----------------------------
Frank D. Stella


/s/ Douglas S. Land                 Director                                    June 29, 1998
----------------------------
Douglas S. Land

/s/ John A. Stanley                 Director                     June 29, 1998
-------------------------
John A. Stanley

                                    Director                     June __, 1998
-------------------------
Charles  Costello

                                    Director                     June __, 1998
-------------------------
Ronald K. Machtley

                                  EXHIBIT INDEX

EXHIBIT                                     DESCRIPTION
NUMBER

4.1 The Company's Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration Statement No. 333-18413)).

4.2 The Company's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration Statement No. 333-36355)).

5.1 Opinion of Butzel Long as to the legality of the securities being offered.

10.1       Complete Business Solutions, Inc. Amended 1996 Stock Option Plan.

23.1       Consent of Arthur Andersen LLP, independent public accountants.

23.2       Consent of Coopers & Lybrand L.L.P.

23.3       Consent of Deloitte & Touche LLP.

23.4       Consent of Butzel Long (included in Exhibit 5.1).

24.1       Power of Attorney (see page II-5).
--------------------------------------------------------------------------------